UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021 (March 25, 2021)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(832) 519-2200

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CEQP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase Agreement

Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), has entered into a Purchase Agreement, dated as of March 25, 2021 (the “Purchase Agreement”), by and among (i) the Partnership, as the purchaser, (ii) Crestwood Holdings LLC, a Delaware limited liability company, as the seller (“Seller”), and (iii) for limited purposes under the Purchase Agreement, Crestwood Equity GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”). Pursuant to the Purchase Agreement, the Partnership will acquire the General Partner, certain related entities, and certain of its common units and subordinated units held by such entities from Seller (the “GP Buy-In Transaction”).

The Purchase Agreement provides that, (i) upon closing (the “Closing”), which is expected to be on or around March 30, 2021, (a) all of the outstanding limited liability company interests of Crestwood Marcellus Holdings LLC, a Delaware limited liability company, (b) all of the outstanding limited liability company interests (the “CGSH LLC Interests”) of Crestwood Gas Services Holdings LLC, a Delaware limited liability company (“CGSH”), which owns (x) 1% of the outstanding limited partner interests in Crestwood Holdings LP, a Delaware limited partnership (“CHLP”), (y) 9,985,462 common units (“Common Units”) representing limited partner interests of the Partnership, and (z) 438,789 subordinated units of the Partnership, and (c) 7,484,449 Common Units directly held by Seller (the “Subject Common Units”) will be conveyed, transferred, and assigned from Seller to the Partnership, and (ii) on or before the 180th day after the date of the Closing (the “Post-Closing Assignment Date”), 99% of the outstanding limited partner interests (the “Directly Held CHLP LP Interests”) and all of the outstanding general partner interests (together with the Directly Held CHLP LP Interests, the “CHLP LP Equity Interests”) of CHLP, which owns all of the outstanding limited liability company interests in the General Partner, will be conveyed, transferred, and assigned from Seller to the Partnership. The purchase price (the “CEQP GP Investment Purchase Price”) to be paid by the Partnership to Seller pursuant to the Purchase Agreement will be $268.0 million.

The Purchase Agreement contains customary representations and warranties and covenants by each of the parties thereto. Conditions to the Closing include, among others: (i) the Private Placement (as defined below) having been consummated prior to the Closing; (ii) Gary D. Reaves and William R. Brown, each a member of the board of directors of the General Partner (the “Board”) each of whom is affiliated with First Reserve Management, L.P. (“First Reserve”), having resigned prior to, or concurrently with, and effective as of, the Closing, as further described below (collectively, the “Resignations”); and (iii) Seller having received an executed payoff letter documenting (a) the repayment of all existing third-party debt for borrowed money incurred under the Credit Agreement, dated as of March 5, 2018, among Seller, as the borrower, the lenders party thereto from time to time, and Morgan Stanley Senior Funding, Inc., as administrative agent and as collateral agent (the “Seller Credit Agreement”), including all interest, premiums, and fees payable in connection therewith, (b) the termination of all obligations of Seller and its subsidiaries under the Seller Credit Agreement and related documents, (c) the release of all guarantees and encumbrances in respect thereof granted to secure the obligations of Seller and its subsidiaries under the Seller Credit Agreement, and (d) the termination of the Seller Credit Agreement and all related obligations. At or subsequent to the Closing, the Partnership expects to retire all of the Subject Common Units acquired directly from Seller and all of the Common Units indirectly acquired through its purchase of the CGSH LLC Interests.

The Purchase Agreement also contains provisions granting the Partnership and Seller certain rights to terminate the Purchase Agreement, including, among others: (i) by mutual written consent of the Partnership (duly authorized by the conflicts committee of the Board (the “Conflicts Committee”)) and Seller; (ii) by Seller or the Partnership (effected for the Partnership by the Conflicts Committee without the consent, authorization, or approval of the Board) if a final non-appealable order of a governmental authority prohibits the consummation of the transactions contemplated by the Purchase Agreement and any related documents (subject to certain limitations); (iii) by Seller or the Partnership (effected for the Partnership by the Conflicts Committee without the consent, authorization, or approval of the Board) if the other party breaches or fails to perform any of its representations, warranties, covenants, or agreements set forth in the Purchase Agreement and such breach or failure is not cured by April 8, 2021; (iv) by Seller or Purchaser (to be effected for Purchaser by the Conflicts Committee without the consent, authorization, or approval of the Board) in the event that the Closing does not occur on or before April 8, 2021 (subject to certain limitations); and (v) by Seller or Purchaser in the event that the Private Placement is not consummated on or before April 8, 2021.

The Conflicts Committee, comprised solely of independent directors, unanimously approved (such approval constituting “Special Approval” as such term is defined in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 11, 2014 (as amended, the “Fifth A&R LPA”)) the terms of the Purchase Agreement, and recommended that the Board approve the same. The Conflicts Committee engaged an independent financial advisor and legal counsel. Subsequently, the terms of the Purchase Agreement were approved by the Board.

Upon receipt of the CHLP LP Equity Interests on the Post-Closing Assignment Date, the Partnership will indirectly own the General Partner. As a result of this new ownership structure and the Resignations, the Fifth A&R LPA, and the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated September 27, 2012, will each be amended and restated to, among other things, provide the holders of Common Units, and also the holders of preferred units representing limited partner interests in the Partnership, which vote on an as-converted basis, with voting rights in the election of directors of the Board on a staggered basis, beginning in 2022. After the Closing, independent directors will comprise a majority of the Board.

The summary of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed herewith as Exhibit 2.1 and is incorporated into this Item 1.01 by reference.

Third Amendment to Credit Agreement

In order to finance the GP Buy-In Transaction, the Partnership intends for Crestwood Midstream Partners LP, a Delaware limited partnership and indirect subsidiary of the Partnership (“Midstream”), to (i) borrow (the “Borrowing”) under its five-year, $1.25 billion revolving credit facility (the “Midstream Credit Facility”), established pursuant to, and governed by, the Second Amended and Restated Credit Agreement (as amended, the “Midstream Credit Agreement”), dated October 16, 2018, by and among Midstream, as borrower, the lenders party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and certain other agents party thereto, and (ii) distribute an amount equal to the CEQP GP Investment Purchase Price, funded by the amount borrowed under the Midstream Credit Facility pursuant to the Borrowing and cash on hand, to the Partnership (items (i) and (ii) together, the “Dividend Transaction”). Concurrently with the Partnership’s entry into the Purchase Agreement, Midstream entered into the Third Amendment to the Midstream Credit Agreement, dated as of March 25, 2021 (the “Third Amendment”) in order to, among other things, expressly permit the Dividend Transaction under the Midstream Credit Agreement and revise the definition of “Change in Control” under the Midstream Credit Agreement so that consummation of the GP Buy-In Transaction would not trigger a “Change in Control.” The Third Amendment will be effective contingent upon, and concurrently with, the Closing.

The summary of the Third Amendment in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed herewith as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Unit Purchase Agreement

On March 25, 2021, the Partnership entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with CGSH and certain institutional investors listed on Schedule A thereto (the “PIPE Purchasers”), providing for CGSH to sell 6,000,000 directly-held Common Units in a private placement for aggregate cash proceeds to CGSH of $132.0 million (the “Private Placement”). The Partnership will pay approximately $3.96 million in fees to, and reimbursement of certain expenses of, the Placement Agent (as defined below). The closing of the Private Placement is anticipated to occur on March 30, 2021. The Common Units will be sold in reliance on Section 4(a)(7) of the Securities Act of 1933, as amended (the “Securities Act”), for an exemption from the registration requirements of Section 5 of the Securities Act. The managing member of CGSH is Seller, which is substantially owned and controlled by an investment fund sponsored by First Reserve and managed by a First Reserve affiliate. The Partnership will not receive any proceeds from the Private Placement; CGSH will receive the gross proceeds from the Private Placement and distribute such proceeds to First Reserve and its affiliates.

Citigroup Global Markets, Inc. acted as the placement agent in connection with the Private Placement (the “Placement Agent”). The Unit Purchase Agreement contains customary representations, warranties, and covenants of the Partnership, CGSH and the PIPE Purchasers. The Partnership and CGSH have each agreed to indemnify the PIPE Purchasers (severally and not jointly), and their respective affiliates, officers, directors, and other representatives against certain losses resulting from any breach of their representations, warranties, or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.

In connection with the closing of the Private Placement, the Partnership agreed to enter into a registration rights agreement containing provisions by which the Partnership will agree to, among other things and subject to certain restrictions, file a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 providing for the registration of the resale of the Common Units to be sold in the Private Placement.

The summary of the Unit Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Unit Purchase Agreement, which is filed herewith as Exhibit 10.2 and is incorporated into this Item 1.01 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The description of the Unit Purchase Agreement and the Private Placement set forth under Item 1.01 above is incorporated into this Item 3.02 by reference.

The Common Units to be sold pursuant to the Unit Purchase Agreement have not been registered under the Securities Act, and will be sold in reliance upon the exemption provided in Section 4(a)(7) of the Securities Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Purchase Agreement, Gary D. Reaves and William R. Brown, each a member of the Board each of whom is affiliated with First Reserve, will resign from the Board before or concurrently with the Closing. Such resignations will not be the result of any disagreement with the Partnership or any of its affiliates on any matter relating to the operations, policies, or practices of the Partnership. After the Closing, independent directors will comprise a majority of the Board.

Item 7.01.	Regulation FD Disclosure.

Also, on March 25, 2021, the Partnership issued two press releases announcing (i) the GP Buy-In Transaction and entry into the Purchase Agreement and (ii) the Private Placement, respectively. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Purchase Agreement, dated March 25, 2021, by and among Crestwood Holdings LLC, as the seller, and Crestwood Equity Partners LP, as the purchaser, and, for the limited purposes set forth therein, Crestwood Equity GP LLC

10.1	Third Amendment to Second Amended and Restated Credit Agreement, dated as of March 25, 2021, by and among Crestwood Midstream Partners LP, as borrower, the financial institutions signatories thereto, and Wells Fargo Bank, National Association, as administrative agent

10.2*	Common Unit Purchase Agreement, dated as of March 25, 2021, by and among Crestwood Equity Partners LP, Crestwood Gas Services Holdings LLC and the purchasers named therein

99.1	Press Release (GP Buy-In Transaction), dated March 25, 2021

99.2	Press Release (Private Placement), dated March 25, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Partnership hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

	By:	Crestwood Equity GP LLC, its General Partner

Date: March 26, 2021	By:	/s/ Robert T. Halpin
Robert T. Halpin
Executive Vice President and Chief Financial Officer